UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2018

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BLUEGREEN VACATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-09292	03-0300793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4960 Conference Way North, Suite 100, Boca Raton, Florida 33431

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 912-8000

Not Applicable

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 12, 2018, Bluegreen Vacations Corporation (the “Company”) amended and restated its revolving timeshare receivables hypothecation facility with Liberty Bank (the “Liberty Bank Facility”) to renew the revolving credit period, which will now run through March 2020, extend the maturity date from November 2020 until March 2023, and amend the interest rate on borrowings under the Liberty Bank Facility, as described below. Subject to its terms and conditions, the Liberty Bank Facility provides for advances of (i) 85% of the unpaid principal balance of Qualified Timeshare Loans assigned to agent, and (ii) 60% of the unpaid principal balance of Non-Conforming Timeshare Loans assigned to agent, during the revolving credit period of the facility. The amendments to the Liberty Bank Facility did not impact the maximum permitted outstanding borrowings, which remains at $50.0 million, subject to the terms of the facility. As of March 12, 2018, availability under the Liberty Bank Facility was approximately $27.2 million based on there being approximately $22.8 million of outstanding borrowings prior to the amendment and restatement of the facility. Until March 31, 2018, borrowings under the Liberty Bank Facility will continue to bear interest at the prevailing rate under the facility, which is the WSJ Prime Rate plus 0.50% per annum, subject to a 4.00% floor.  Pursuant to the amendments to the Liberty Bank Facility, effective April 1, 2018, all borrowings outstanding under the facility will bear interest at an annual rate equal to the WSJ Prime Rate, subject to a 4.00% floor. Principal and interest under the Liberty Bank Facility are paid as cash is collected on the pledged receivables, with the remaining balance being due upon maturity.

The foregoing description of the amendment and restatement of the Liberty Bank Facility is a summary only, does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Loan Agreement and the Second Amended and Restated Receivables Loan Note, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2018, the Compensation Committee of the Company’s Board of Directors approved in principle the material terms of an Executive Leadership Incentive Plan (the “ELIP”), which is expected to provide for the grant of cash-settled performance units (“Performance Units”) and cash-settled stock appreciation rights (“SARs”) to participants in the ELIP.  It is contemplated that each participant will be granted award opportunities representing a percentage of his or her base salary (the “Target LTI”).  In the case of certain of the Company’s executive officers, including the Company’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, the award will be divided 30% to SARs and 70% to Performance Units.  For other participants, including the Company’s senior vice presidents, vice presidents and certain other employees, the award will be 100% in Performance Units. Performance Units will represent the right of the recipient thereof to receive a cash payment based on the achievement by the Company of levels of EBITDA and return on invested capital (“ROIC”) during a two-year period.  SARs granted under the ELIP, upon exercise after vesting, will entitle the holder to a cash payment in an amount equal to the excess of the market price of the Company’s common stock on the date of exercise over the exercise price of the SAR.  The SARs will vest in equal annual installments on the first, second and third anniversary of the date of grant and have a five-year term.

For 2018, it is expected that the Target LTI for Shawn B. Pearson, President and Chief Executive Officer of the Company, will be 200% of his current annual base salary of $950,000 (or $1,900,000), the Target LTI for Anthony M. Puleo, Executive Vice President, Chief Financial Officer and Treasurer of the Company, will be 174% of his current annual base salary of $475,000 (or $825,000), and the Target LTI for David L. Pontius, Executive Vice President and Chief Operating Officer of the Company, will be 127% of his current annual base salary of $650,000 (or $825,000).  It is expected that Messrs. Pearson, Puleo and Pontius will be granted Performance Units for 2018 pursuant to which they may receive cash payments as follows:

Executive Officer	Target Payout	Maximum Payout
Shawn B. Pearson	$1,330,000	$1,995,000
Anthony M. Puleo	$578,000	$867,000
David L. Pontius	$578,000	$867,000

Should performance levels achieved for EBITDA and ROIC during the defined performance period not meet certain minimum thresholds, then no amounts will be earned under the Performance Units.  Additionally, if EBITDA and ROIC goals are significantly excceded, it may be possible to achieve the maximum payout above.

While adoption of the ELIP and the grant of Performance Units described above is subject to the Compensation Committee’s review and approval of definitive plan documents, on March 9, 2018, the Compensation Committee approved grants of SARs for 2018 to certain of the Company’s officers, including Mr. Pearson, who was granted 185,276 SARs, and Messrs. Puleo and Pontius, each of whom was granted 80,449 SARs. Each of the SARs has an exercise price of $19.72, which was the closing price of the Company’s common stock on the New York Stock Exchange on March 8, 2018.

The intrinsic value of the SARs vesting on March 9, 2019 (equal to 1/3 of the March 9, 2018 grant) for a participant will be credited against amounts payable to such participant for 2018 under the Company’s previously disclosed cash incentive program.  This program provided for the payment of cash awards based on the achievement of performance objectives related to the Company’s EBITDA and free cash flow. After 2018, the ELIP would replace the Company’s prior cash incentive programs and profit-sharing plans for its participants in the ELIP to the extent such programs and plans relate to annual, long-term incentive compensation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 - Second Amended and Restated Receivables Loan Agreement, dated as of March 12, 2018, by and among Bluegreen Vacations Corporation, as Borrower, and Liberty Bank, as Lender and Administrative and Collateral Agent

10.2 - Second Amended and Restated Receivables Loan Note, dated as of March 12, 2018, by Bluegreen Vacations Corporation in favor of Liberty Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date: March 15, 2018

BLUEGREEN VACATIONS CORPORATION

By: /S/ ANTHONY M. PULEO

Anthony M. Puleo

Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description
10.1

Second Amended and Restated Receivables Loan Agreement, dated as of March 12, 2018, by and among Bluegreen Vacations Corporation, as Borrower, and Liberty Bank, as Lender and Administrative and Collateral Agent

10.2	Second Amended and Restated Receivables Loan Note, dated as of March 12, 2018, by Bluegreen Vacations Corporation in favor of Liberty Bank